Exhibit 99.1

New York Financial Community Meetings December 5, 2012
2 Forward Looking Statements and Other Disclosures Safe Harbor Statement: Some of the Statements in this document concerning future company performance will be forward-looking within the meanings of the securities laws. Actual results may materially differ from those discussed in these forward-looking statements, and you should refer to the additional information contained in Chesapeake Utilities Corporation's 2011 Annual Report on Form 10-K, as amended, filed with the SEC and our other SEC filings concerning factors that could cause those results to be different than contemplated in today's discussion. REG G Disclosure: Today's discussion includes certain non-GAAP financial measures as defined under SEC Regulation G. Although non-GAAP measures are not intended to replace the GAAP measures for evaluation of Chesapeake's performance, Chesapeake believes that the portions of the presentation, which include certain non-GAAP financial measures, provide a helpful comparison for an investor's evaluation purposes. Gross Margin: Gross Margin is determined by deducting the cost of sales from operating revenue. Cost of sales includes the purchased fuel cost for natural gas, electric and propane distribution operations and the cost of labor spent on different revenue-producing activities. Other companies may calculate gross margin in a different manner.
3 Investing in Growth Capital Expenditures as Percentage of Total Capitalization **Includes FPU acquisition. **Includes FPU acquisition. We are aggressively seeking opportunities to invest capital to generate value for our customers and shareholders. *Named Peer Group Includes the following companies: AGL Resources, Inc.; Atmos Energy Corporation; Delta Natural Gas Company, Inc.; The Laclede Group, Inc.; New Jersey Resources Corp.; Northwest Natural Gas Company; Piedmont Natural Gas Company, Inc.; RGC Resources, Inc.; South Jersey Industries, Inc.; and WGL Holdings, Inc. 3 year average peer group median* of 8.7% for 2009-2011
(CHART) Record EPS for 5th Consecutive Year Cumulative 5-year growth in diluted EPS of 63.1% 5 year compound annual growth rate in EPS of more than 10% Consistent Returns over the last five years While making investments including acquiring FPU, we have maintained ROEs between 11.2% and 11.6% Generating Growth Stable Returns and Superior EPS Growth 4
Earlier this year lower customer energy consumption directly attributable to warmer weather reduced gross margin by $4.0 million. Warmer weather resulted in lower EPS year-over-year of $0.25/ share during the first quarter. By the end of the 3rd Quarter, growth had offset the weather challenge and leaving a $0.07 per share decline in EPS on a YTD basis. Recent expansion initiatives, new customer growth and additional transmission services for an existing industrial customer generated $4.6 million in additional gross margin. Higher margins from propane distribution and wholesale marketing activities and increased revenues from the advanced information services business also helped to offset the weather impact. The 3rdquarter EPS of 2012 exceeded the 3rd quarter EPS of 2011 by $0.08 per share. Year to Date 2012 Financial Results 5
Reconciliation of EPS for Year to Date September 30, 2011 to 2012 6 Based upon adjusted normalized EPS, year-to-date earnings growth is 15.6%
Major Theme: Growth fueled by expansions to new areas to serve commercial and industrial customers position us for further growth by converting smaller residential and commercials customers. New Service Areas Large commercial and industrial customer conversions that have significant energy require- ments have driven expansions to areas where natural gas was not previously available - Sussex County Delaware - Worcester County, Maryland Expansions provide a foundation for additional customer growth in the surrounding areas New service offerings to assist customers in making the conversions have been designed and are pending regulatory review and approval Existing Service Areas Traditional residential and commercial customer growth Delmarva Natural Gas Distribution Track Record of Success 7 September 2012 YTD Accomplishments: Natural gas distribution service to two large industrial customers in Lewes, Delaware, and two industrial facilities of an existing customer in southeastern Sussex County Delaware, generated $396,000 of additional gross margin for the distribution operations. Ten large industrial and commercial customers added since the beginning of 2011 generated $468,000 in additional gross margin. Two percent residential customer growth generated $291,000 in additional gross margin. *Includes $1,329 for weather normalization. Growth - 70% Growth - 70%
Major Themes: Increased presence in Florida as a result of Chesapeake's Florida division, acquisition of Florida Public Utilities in 2009, and acquisition of Indiantown in 2010. Distribution service to new areas - Nassau County, Florida Continued commercial and industrial customer growth Recent approval of the Gas Reliability Infrastructure Program ("GRIP") for our Florida operations insures recovery of capital and other program-related costs, inclusive of an appropriate return on investment - Effective January 1, 2013 - Projected to expend $75 million over a ten-year period to replace qualifying mains and services in Florida 98,333 98,972 Florida Regulated Energy Distribution Track Record of Success September 2012 YTD Accomplishments: Customer growth in Florida, primarily from commercial and industrial customers, generated $686,000 in additional gross margin. 8 *Includes $1,101 for weather normalization.
Major Themes: Expansions to serve new commercial and industrial customers Existing customers growth provides opportunities for increased services New Service Areas New pipeline expansions to bring natural gas to: Sussex County, Delaware Worcester County, Maryland Nassau County, Florida Existing Service Areas New customers request increased services because of their growth Natural Gas Transmission Track Record of Success September 2012 YTD Accomplishments: Year to date September 2012 additions to gross margin due to natural gas service to new areas: Sussex County, Delaware -- $924,000 Worcester County, Maryland -- $39,000 Nassau County, Florida -- $1,056,000 (a) New transmission service agreements with an existing industrial customer, one agreement for the period from May 2011 to April 2012 for an additional 3,405 Dts/d and the second agreement for a one-year period from November 2011 to October 2012 for an additional 9,514 Dts/d generated $758,000 of additional gross margin. 9 (a) Projected Annualized Margin of $2.1 million. Additionally, once the pipeline is constructed, $800,000 in annual transportation costs will be incurred.
Efficiencies and Performance Improvements New propane manager hired in Florida Migrating to one billing system for all propane operations Routing efficiencies Acquisitions Announced acquisition of Eastern Shore Gas - approximately 11,000 customers in Maryland Closing expected to occur in 2013 Purchased operating assets of Crescent Propane in December 2011 - included approximately 800 customers in north central Florida Purchased operating assets of Barefoot Bay in January 2012 - included 380 customers in the Vero Beach, Florida area Organic Growth Expanding our footprint Successful propane start-ups in Maryland and Pennsylvania Growth in our CGS systems Increased retail margins per gallon Successful marketing programs Unregulated Energy Track Record of Success 10
New Service to Southern Delaware and Maryland Natural gas expansion to Lewes, DE (November - December 2011) Annualized gross margin - $1.3 million (Distribution - $391k and Transmission - $935k) Natural gas expansion to serve two new facilities in Eastern Sussex County (March - August 2012) Annualized gross margin - $600,000 (Distribution - $154k and Transmission - $446k) Natural gas expansion to Worcester County, MD (June - December 2012) Annualized transmission margin - $391k Natural gas expansion to serve Cecil County, MD (November 2012) Annualized transmission margin - $882k Firm natural gas transmission service to NRG Energy Center Dover, LLC (May 2013) Annualized transmission margin - $2.4 - $2.8 million Delaware City Refinery Expansion (November 2013) Annualized transmission margin - $1.6 million - Replacing expiring contract generating $1.0 million in margin Regulatory Matters Alternative rate design application filing currently with the Delaware Public Service Commission 11 Delmarva Regulated Energy Opportunities
Major Expansion Initiative That Have Already Commenced (dollars in thousands) 12 These services generated $156,000 in gross margin in 2011 (all in the fourth quarter). These services generated $1,000 in gross margin in 2011 (all in the fourth quarter). Peninsula Pipeline commence service in April 2012, using compressed natural gas pending completion of a new pipeline. Once the new pipeline is completed, Peninsula Pipeline is expected to incur approximately $800,000 in annual transportation costs which will reduce this gross margin.
Upcoming Major Expansion Initiatives with Executed Contracts (dollars in thousands) A precedent agreement has been executed among the parties for these services. The figures provided represent the estimated margin pursuant to the precedent agreement. A firm transportation service agreement will be executed by the parties upon satisfying certain conditions. This contract is expected to replace the 9,514 Dts/d contract with annualized gross margin of $1.0 million, which expires in November 2012. 13
New commercial and industrial customers Natural gas expansion to new areas of the state Nassau County represents one such opportunity Annual transportation margin of $1.3 million Additional margin from new natural gas distribution customers Small industrial based electric generation opportunities Approved bare steel pipeline replacement program - including return on investment 0 Florida Regulated Energy Opportunities 14
Total Capitalization 15 We are strongly capitalized, positioning us to make the capital investments to continue to capture new growth. Equity/Permanent Capitalization 62.8% 56.9% 61.0% 69.6% 67.0% 68.2% Equity/Total Capitalization 50.6% 49.4% 56.1% 58.2% 61.1% 62.9% *$29.1 million of FPU's long-term debt was redeemed and was temporarily financed with short-term debt. This short-term debt was refinanced with CPK unsecured senior debt in 2011
We make investments that are projected to achieve their return on capital. We have invested approximately $179 million over the last 5 years The capital expenditures projection is $80.0-$90.5 million for 2012. Spending carryover on some projects will be in 2013 based on project timelines. Capital Expenditures 16
17 Performance Relative to Our Peers Peer ROE vs. Capital Expenditures Performance Quadrant (7/1/09 - 6/30/12) Our Disciplined Approach, Every Day. The returns earned in our unregulated businesses coupled with our returns achieved in our regulated businesses has enabled us to achieve consolidated returns greater than regulatory commissions allow We will continue to focus on maximizing returns in our existing businesses while investing capital in new opportunities Expansion projects are driving the increase in 2012 capital expenditures in excess of 2011's level.
We are committed to dividend growth that is supported by earnings growth. The Board increased the annualized dividend by $0.08 per share or 5.8% in May 2012. Our earnings growth has enabled strong dividend growth, while also enabling us to reinvest earnings in the company to generate additional earnings growth. Our current dividend payout ratio is approximately 50%. Chesapeake has paid a dividend for 51 consecutive years. 5 year CAGR Dividend Growth 4.4% Continuous Dividend Growth 18
Delivered Results for Our Shareholders 19 If an investor made an initial investment of $10,000 in 1993, that investment would represent a value of over $95,000 today. Our shareholders have earned 11% and greater on their Chesapeake investment annually. They have benefitted from strong short-term and long-term shareholder returns. *Periods ending September 30, 2012. **Since CPK trading commenced on the NYSE.

Thank you!

Michael P. McMasters, President & CEO
302.734.6799; mmcmasters@chpk.com

Beth W. Cooper, Senior Vice President & CFO
302.734.6022; bcooper@chpk.com

CHESAPEAKE UTILITIES CORPORATION

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Appendices
Electric Distribution Florida Public Utilities Company Who We Are Business Structure 22
Who We Are Business Diversity 23 The core of our business is regulated energy. In addition to growth in this area, we also continue to explore ways to increase our earnings through unregulated energy and other areas - the areas that provide opportunities to achieve returns greater than those of a traditional utility. Investment by Segment as of 12/31/11 2011 Margin by Segment 2011 Operating Income by Segment
Who We Are Energy Diversity 24 Investment by Energy Served as of 12/31/11 2011 Margin by Energy Served 2011 Operating Income by Energy Served Our natural gas operations represent the largest portion of our business. Our propane and electric businesses expand our energy footprint and they provide the potential for growth for natural gas expansion and other areas in the future.
Who We Are Geographic Diversity 25 Investment by Region as of 12/31/11 2011 Margin by Region 2011 Operating Income by Region We have sizable operations in two different geographic areas - on the Delmarva Peninsula and in Florida. Having multiple geographic areas has benefited the Company through weather, customer, economic and regulatory diversification.